FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                              Benihana Inc.
           (Exact name of registrant as specified in its charter)


        Delaware                              65-0538630
(State of incorporation           (IRS Employer Identification No.)
   or organization)


   8685 Northwest 53rd Terrace, Miami, Florida          33166
(Address of principal executive offices)              (Zip Code)


If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of debt
debt securities and is                      securities and is to become
effective upon filing                       effective simultaneously with the
pursuant to General                         effectiveness of a concurrent
Instruction A(c)(1) please                  registration statement under the
check the following box. o                  Securities Act of 1933 pursuant to
                                            the General Instruction A(c)(2)
                                            please check the following
                                            box. o

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                 Name of each exchange on which
   to  be so registered                each class is to be registered
           N/A                                       N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Rights to purchase one one-
hundredth share of Series A-1
and Series A-2 Junior Participating
Preferred Stock, par value $1.00 per share


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Item 1.   Description of Registrant's
              Securities to be Registered

                  The information required to be disclosed by this item is incorporated by reference herein from the Registrant's Current Report on Form 8-K dated February 12, 1997 (the "Form 8-K").


Item 2.   Exhibits

                  1. Rights Agreement, dated as of February 6, 1997, between Benihana Inc. and First Union National Bank of North
Carolina, as Rights Agent. Incorporated by reference to Exhibit 1 to the Form 8-K.





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                                 SIGNATURE


                  Pursuant  to  the  requirements  of  the  Section  12  of  the
Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.


Dated:  February 12, 1997



                                                  BENIHANA INC.




                                                  /s/ Joel A. Schwartz
                                                  --------------------
                                                  Joel A. Schwartz,
                                                  President






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